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                                                                     EXHIBIT 3.1
                           THIRD ARTICLES OF AMENDMENT
                       TO THE AMENDED AND RESTATED CHARTER
                                       OF
                                EQUITY INNS, INC.
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To the Secretary of State of the State of Tennessee:

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned Tennessee corporation adopts the following amendments to its amended and restated charter (the "Charter").

          1. The name of the corporation is Equity Inns, Inc.

          2. The text of the amendments adopted to the Charter are as follows:

          (a) Article 14 of the Charter is hereby amended by adding the following paragraph (k), providing in its entirety as follows:

               (k) Securities Exchange Transactions. Nothing in this Article 14 or this Charter shall prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") or of the national market system of a national securities association registered under the Exchange Act. The immediately preceding sentence shall not limit the authority of the Board of Directors to take any and all actions it deems necessary or advisable to protect the corporation and the interests of its shareholders in preserving the Corporation's status as a REIT, so long as such actions to not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Exchange Act or of the national market system of a national securities association registered under the Exchange Act.

          (b) The phrase "and Section 14(k)" is hereby added to the first sentence in paragraph (d) of Article 14 of the Charter following the phrase "Except as provided in Section 14(e)...".

          3. The amendments do not provide for the exchange, reclassification or cancellation of existing shares.

          4. The amendments were duly adopted by the board of directors of the corporation on March 5, 1997 and by the shareholders of the corporation on April 29, 1997.

          5. The amendments are to become effective when these articles of amendment are filed by the Secretary of State of the State of Tennessee.

Dated this the 1st day of May, 1997.

                                EQUITY INNS, INC.

                            By: /s/ Howard A. Silver
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                                    Howard A. Silver
                            Title: Vice President of Finance, Secretary, Treasurer and Chief Financial Officer